Exhibit 10.7

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) is made and entered into as of October , 2024 (the “Effective Date”), by and between Kbros, LLC (the “Creditor”) and LQR House Inc., a Nevada corporation (the “Company”). The Creditor and the Company are hereby individually referred to as “Party” and collectively as “Parties”.

RECITALS:

WHEREAS, the Creditor has provided to the Company assets for which an aggregate amount equal to US $ 3,600,00 0 remains unpaid , which is deemed the total and final amount earned and unpaid.

WHEREAS, the Creditor has agreed to accept, and the Company has agreed to immediately pay to the Creditor US $ 3,600,000, subject to reduction based upon the Company meeting the Closing Cash Balance, as defined in the securities purchase agreement, dated October

, 2024, by and between the Company and David Lazar (the “Settled Amount”) in full satisfaction of all monies owed.

NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Payment in Full of Owed Amount. The Creditor hereby agrees to accept the Settled Amount as payment in full, and, upon payment of the Settled Amount to the Creditor, the Creditor agrees that any and all obligations of the Company shall be satisfied in full and the Company shall have no further obligations to the Creditor thereunder.

2. Representations, Warranties of the Company. The Company hereby represents and warrants to the Creditor as of the Effective Date as follows: (i) that the execution, delivery and performance of this Agreement by it will not violate, or result in a breach of, or constitute a default under, any agreement, instrument, judgment, order or decree to which it is a party or to which it is subject; (ii) that it has the legal capacity and power and authority to execute and deliver this Agreement and any other related agreements and instruments delivered in connection herewith; (iii) that no further proceedings or actions are necessary to authorize the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder; and (iv) that this Agreement constitutes the legal and binding obligation of the Company, enforceable against it in accordance with these terms.

3. Representations and Warranties of the Creditor. The Creditor hereby represents and warrants to the Company as of the Effective Date as follows: (i) that the execution, delivery and performance of this Agreement by it will not violate, or result in a breach of, or constitute a default under, any agreement, instrument, judgment, order or decree to which it is a party or to which it is subject; (ii) that it has the legal capacity and power and authority to execute and deliver this Agreement and any other related agreements and instruments delivered in connection herewith; (iii) that no further proceedings or actions are necessary to authorize the execution and delivery of this Agreement or the performance by the Creditor of its obligations hereunder; and (iv) that this Agreement constitutes the legal and binding obligation of the Creditor, enforceable against it in accordance with these terms.

4. Representations of the Creditor with Respect to the Owed Amount. The Creditor hereby represents as follows: (i) the amount owed represents a bona fide outstanding claim against the Company, and is an enforceable obligation arising in the ordinary course of business, for the entire sum due and payable to the Creditor for services rendered to the Company (and/or any of its subsidiaries), in each case, in good faith; (ii) the Settled Amount is currently due and owing and is payable in full; (iii) the Creditor is the sole owner of the Settled Amount, and has not previously sold, transferred, assigned, encumbered or released any part of the Settled Amount; (iv) there is no action based on any of the Settled Amount that is currently pending in any court or other legal venue and no judgments based upon the Settled Amount have been previously entered in any legal proceeding, and (v) the Settled Amount is the full and total liability or obligation of the Company to the Creditor.

5. Release. Effective upon payment of the Settled Amount to the Creditor, the Creditor hereby knowingly and voluntarily releases and forever discharges the Company and its predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, assigns, directors, officers, affiliates, agents and representatives, from all claims, liabilities, demands, costs, charges, expenses, actions, causes of action, judgments, and executions, past, present or future of or related to the Creditor.

6. Non-Disparagement. The parties agree that neither shall defame or maliciously disparage the other (including any of their officers, directors or equity holders) in regard to past or present activities, and neither will encourage or induce others to do the same. For the purposes of this Agreement, the term “disparage” includes, without limitation, comments or statements to the press and/or media, or any individual or entity with whom the Company or Creditor has a business relationship which would adversely affect in any manner (1) the conduct of the business of the Company or Creditor (including, without limitation, any business plans or prospects) or (2) the business reputation of the Company or Creditor. For purposes of this Section 6, the terms Company and Creditor shall include their respective officers, directors or equity holders.

7. Voluntary and Knowing Agreement and Release. Each of the Parties acknowledges that it has entered into this Agreement of its own free will, and that no promises or representations have been made to it by any person to induce it to enter into this Agreement other than the express terms set forth herein. Each of the Parties further acknowledges that it has read this Agreement and understands all of its respective terms.

8. Advice of Counsel. The Creditor acknowledges that before entering into this Agreement, it has had the opportunity to consult with an attorney of its choice.

9. Attorneys’ Fees. Each Party shall bear its own legal fees and expenses in connection with the negotiation, execution and delivery of this Agreement.

10. Choice of Law and Venue. This Agreement shall be exclusively governed by and construed according to the laws of the State of Nevada, without giving effect to its choice of law principles. The Parties agree that all actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in Nevada, and that such courts are convenient forums. Each Party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

11. Severance of Provisions; Survival of Representations and Warranties. If any of the provisions of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect. The representations, warranties and agreements of the Parties shall survive the execution and delivery of this Agreement by the Parties, and the payment of the Settled Amount.

12. Notices. All notices and other communications shall be in writing and shall be provided to the recipient Party at the applicable addresses set forth on the signature page hereto. All notices and communications shall be deemed made and effective as follows: (i) if transmitted for overnight delivery via a nationally recognized delivery service, the first business day after being delivered by the transmitting party to such overnight delivery service, (ii) if by e-mail, when transmitted by e-mail, or (iv) if mailed via regular mail, upon delivery. Any Party may designate a superseding notice contact name, street address, and/or e-mail address by providing the other Party with written notice pursuant to the provisions hereof.

13. Entire Agreement. This Agreement sets forth the entire understanding of the Parties and supersedes any and all prior agreements, oral or written, relating to the subject matter hereof. The Parties attest that no other representations were made regarding this Agreement other than those contained herein.

14. Confidentiality. Each of the Parties hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the transactions contemplated hereby, except to the extent that disclosure thereof is required by law, rule or regulation.

15. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Creditor and the Company and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other party.

16. Modifications. This Agreement may not be modified except by a writing, signed by each of the Parties. This Agreement shall be binding upon the Parties and their respective successors and assigns.

17. Counterparts. This Agreement may be signed in counterparts, and said counterparts shall be treated as though signed as one document. Electronic signatures to this Agreement shall be treated as original signatures.

(SIGNATURES APPEAR ON THE FOLLOWING PAGE)

IN WITNESS WHEREOF, the Creditor and the Company have caused this Settlement Agreement and Release to be signed by their respective duly authorized officers or representatives as of the Effective Date.

LQR House, Inc.	KBROS, LLC

Signature:	Signature:
Full Name:	Full Name:
Title:	Title:

Physical Address:	Physical Address:
6800 Indian Creek Dr.
Suite 1E
Miami Beach, FL 33141

Email Address:	Email-Address:

4